SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Share Purchase Agreement”) is entered into this 8th day of April, 2021, by and among the shareholders of the Issuer (or beneficial shareholders whose shares are subject to the trustee arrangement pursuant to Section 102 and held by the Section 102 Trustee (as defined below)) who have executed a signature page hereto (collectively, the “Sellers” and each, individually, a “Seller”), the purchasers who have executed a signature page hereto (collectively, the “Purchasers” and each, individually, a “Purchaser”), solely for purposes of Sections 2.3, 3.1, 3.4, 5.1.1, 5.1.2, 5.1.3 and 5.1.5, Cellebrite DI Ltd., a company organized under the laws of the State of Israel (the “Issuer”) and solely for purposes of Sections 2.3.6, 3.4.4, 3.4.5, 5.1.2 and 5.1.4, TWC Tech Holdings II Corp., a Delaware corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, the Issuer, Cupcake Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Issuer (the “Merger Sub”), and the Company, will, immediately following the execution of this Share Purchase Agreement, enter into that certain Business Combination Agreement, dated as of April 8, 2021 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, inter alia, the Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of the Issuer (the “Merger”), on the terms and subject to the conditions set forth therein (the Merger, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions and this Share Purchase Agreement, certain purchasers (the “Secondary Purchasers”) desire to purchase, and certain shareholders of the Issuer (the “Secondary Sellers”) desire to sell, in each case in the aggregate, 30,000,000 of the Issuer’s ordinary shares of NIS 0.00001 par value per share (the “Ordinary Shares”) for an aggregate purchase price of 300,000,000 Dollars ($300,000,000) (the “Secondary Transactions”), after the Issuer has effected a share split prior to the Effective Time in order to cause the value of each Ordinary Share to equal $10.00 per the assumed value under the Merger Agreement (the “Capital Restructuring”);

WHEREAS, as part of the Secondary Transactions, pursuant to this Share Purchase Agreement, the Purchasers desire to purchase, and the Sellers desire to sell, in each case in the aggregate, 30,000,000 of the Issuer’s Ordinary Shares, (the “Secondary Share Amount”) for an aggregate purchase price of 300,000,000 Dollars ($300,000,000) (the “Aggregate Institutional Amount”) after the Issuer has effected the Capital Restructuring;

WHEREAS, each Purchaser desires to purchase a number of Ordinary Shares as set forth on each such Purchaser’s signature page (the “Shares”) for a purchase price of $10.00 per share (the “Ordinary Share Price”), and for the aggregate purchase price set forth on each such Purchaser’s signature page (as calculated after giving effect to the Capital Restructuring);

WHEREAS, each Seller desires to sell to the Purchasers the aggregate number of Ordinary Shares set forth on each such Seller’s signature page hereto (as such amount will be adjusted to take into account the Capital Restructuring (the “Secondary Shares”), in consideration of the payment of an amount equal to the product of (i) the number of each such Seller’s Secondary Shares multiplied by (ii) the Ordinary Share Price (as calculated after giving effect to the Capital Restructuring) (such amount, each such Seller’s “Secondary Purchase Price”) therefor by or on behalf of the Purchasers to each such Seller, subject to the terms and conditions set forth herein; and

WHEREAS, concurrently with the execution and delivery of this Share Purchase Agreement and the Merger Agreement, as part of the Secondary Transactions, certain other existing shareholders of Issuer (each, an “Other Seller” and each purchaser thereunder, “Other Purchaser”) are, by executing this Share Purchase Agreement, severally and not jointly, entering into that certain registration rights agreement attached hereto as Annex A and pursuant to which the purchasers thereunder (including the Purchasers) receive registration rights with respect to the Secondary Shares, in each case after the Issuer has effected the Capital Restructuring (the “Registration Rights Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.Purchase of Shares.

1.1Purchase.  Subject to the terms hereof, at the Closing, (a) each Purchaser, severally and not jointly, hereby irrevocably agrees to subscribe for and purchase the number of Shares set forth on such Purchaser’s signature page from the Sellers in accordance with the allocations set forth in Annex B hereto (the “Purchase”) and (b) each Seller, severally and not jointly, hereby agrees to sell such Seller’s Secondary Shares to the Purchasers in accordance with the allocations set forth in Annex B hereto.  For the avoidance of doubt, each Seller acknowledges and agrees that the payment of each such Secondary Purchase Price shall be subject to such taxes and withholding taxes pursuant to applicable law (domestic or foreign), including pursuant to Israeli tax law, provided that nothing in this Section 1.1 shall derogate from the provisions of Section 3 below.

2.Representations, Warranties and Agreements.

2.1Purchasers’ Representations, Warranties and Agreements.  Each Purchaser, severally and not jointly, hereby represents and warrants to the Sellers and the Issuer, and acknowledges and agrees with the Sellers and the Issuer, in each case, as applicable, as of the date hereof and as of the Closing, as follows:

2.1.1If such Purchaser is not an individual, such Purchaser has been duly formed or incorporated and is validly existing in good standing (if the concept of good standing is applicable) under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Share Purchase Agreement.  If such Purchaser is an individual, such Purchaser has the authority to enter into, deliver and perform its obligations under this Share Purchase Agreement.

2.1.2If such Purchaser is not an individual, this Share Purchase Agreement has been duly authorized, validly executed and delivered by such Purchaser.  If such Purchaser is an individual, the signature on this Share Purchase Agreement is genuine, and such Purchaser has legal competence and capacity to execute the same.  Assuming this Share Purchase Agreement constitutes the valid and binding agreement of the other parties hereto, then this Share Purchase Agreement is enforceable against such Purchaser in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3The execution, delivery and performance by such Purchaser of this Share Purchase Agreement (including compliance by such Purchaser with all of the provisions hereof) and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Purchaser or any of its subsidiaries, as applicable, pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Purchaser or any of its subsidiaries, as applicable, is a party or by which such Purchaser or any of its subsidiaries, as applicable, is bound or to which any of the property or assets of such Purchaser or any of its subsidiaries, as applicable, is subject, in each case, which would reasonably be expected to prevent or delay such Purchaser’s timely performance of its obligations under this Share Purchase Agreement (a “Purchaser Material Adverse Effect”), (ii) if such Purchaser is not an individual, result in any violation of the provisions of the organizational documents of such Purchaser or any of its subsidiaries, as applicable, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Purchaser or any of its subsidiaries, as applicable, or any of their respective properties that would reasonably be expected to have a Purchaser Material Adverse Effect.

2.1.4Such Purchaser (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933 (as amended, the “Securities Act”)) or an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) if an Israeli person or entity, such Purchaser also is an investor in one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 (the “Securities Law”) and set forth in Schedule I, and by signing below such Purchaser confirms that it is fully familiar, following advice of its own legal counsel, with the implications of being such an investor who is investing in such Shares, (iii) is acquiring such Shares only for its own account and not for the account of others, or if such Purchaser is subscribing for such Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is an accredited investor and such Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iv) is not acquiring such Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto).  Such Purchaser is not an entity formed for the specific purpose of acquiring such

Shares. Accordingly, such Purchaser understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

2.1.5Such Purchaser understands that such Shares are being offered in a private placement transaction exempt from registration under the Securities Act and the Securities Law, and that such Shares have not been registered under the Securities Act or the Securities Law.  Such Purchaser understands that (A) such Shares may not be resold, transferred, pledged or otherwise disposed of by such Purchaser absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, (B) such Shares may be subject to transfer restrictions under the Securities Law, and (C) any certificates or book entries representing such Shares shall contain a legend to such effect. Such Purchaser acknowledges that such Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act.  Such Purchaser understands and agrees that such Shares will be subject to the foregoing restrictions and, as a result of these restrictions, such Purchaser may not be able to readily resell such Shares and may be required to bear the financial risk of an investment in such Shares for an indefinite period of time.  Such Purchaser understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of such Shares.

2.1.6Such Purchaser understands and agrees that such Purchaser is purchasing such Shares from the Sellers.  Such Purchaser further acknowledges that there have been no representations, warranties, covenants or agreements made to such Purchaser by the Sellers, the Issuer, the Company or any of their respective affiliates, officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Share Purchase Agreement, and such Purchaser is not relying on any representations, warranties or covenants other than those expressly set forth in this Share Purchase Agreement.

2.1.7If Purchaser is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), such Purchaser represents and warrants that its acquisition and holding of such Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of ERISA, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

2.1.8In making its decision to purchase such Shares, such Purchaser represents that it has relied solely upon independent investigation made by such Purchaser, Sellers’ representations, warranties and agreements in Section 2.2 hereof and the Issuer’s representations, warranties and agreements in Section 2.3 hereof.  Without limiting the generality of the foregoing, such Purchaser has not relied on any statements or other information provided by anyone other than the Issuer concerning the Issuer or such Shares or the offer and sale of such Shares.  Such Purchaser acknowledges and agrees that such

Purchaser (i) has received, and has had an adequate opportunity to review, such financial and other information as such Purchaser deems necessary in order to make an investment decision with respect to such Shares (including with respect to the Issuer, the Company and the Transactions), (ii) has made its own assessment and (iii) is satisfied concerning the relevant tax and other economic considerations relevant to such Purchaser’s investment in such Shares.  Such Purchaser acknowledges that it has reviewed the documents made available to such Purchaser by or on behalf of the Issuer.  Such Purchaser represents and agrees that such Purchaser and such Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Purchaser and such Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to such Shares.  Such Purchaser acknowledges that BofA Securities, Inc. and J.P. Morgan Securities LLC (collectively, the “Placement Agents”) and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Sellers, the Issuer, the Company or such Shares or the accuracy, completeness or adequacy of any information supplied to such Purchaser by the Issuer or the Company.  Such Purchaser acknowledges that (a) it has not relied on any statements or other information provided by the Placement Agents or any of the Placement Agents’ affiliates with respect to its decision to invest in such Shares (including information related to the Issuer, the Company, or the Shares) and the offer and sale of such Shares, and (b) neither the Placement Agents nor any of their affiliates have prepared any disclosure or offering document in connection with the offer and sale of such Shares. Such Purchaser further acknowledges that the information provided to such Purchaser is preliminary and subject to change, and that any changes to such information, including any changes based on updated information or changes in terms of the Transaction, shall in no way affect such Purchaser’s obligation to purchase such Shares hereunder.

2.1.9Such Purchaser became aware of this offering of such Shares solely by means of direct contact from either the Placement Agents or the Issuer as a result of a pre-existing substantive relationship (as interpreted in guidance from the Securities and Exchange Commission (the “Commission”) under the Securities Act) with the Issuer or its representatives (including the Placement Agents), and such Shares were offered to such Purchaser solely by direct contact between such Purchaser and the Placement Agents or the Issuer.  Such Purchaser did not become aware of this offering of such Shares, nor were such Shares offered to such Purchaser, by any other means.  Such Purchaser acknowledges that the Placement Agents have not acted as its financial advisor or fiduciary.  Such Purchaser acknowledges that such Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.10Such Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of such Shares.  Such Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in such Shares, and such Purchaser has sought such accounting, legal and tax advice as such Purchaser has considered necessary to make an informed investment decision.  Such Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, it understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.11Alone, or together with any professional advisor(s), such Purchaser represents and acknowledges that such Purchaser is able to fend for itself in the transactions contemplated herein, has adequately analyzed and fully considered the risks of an investment in such Shares and determined that such Shares are a suitable investment for such Purchaser and that such Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Purchaser’s investment in the Issuer.  Such Purchaser acknowledges specifically that a possibility of total loss exists.

2.1.12(a) Such Purchaser has conducted its own investigation of the Company, the Issuer and the Shares and it has not relied on any statements or other information provided by the Placement Agents concerning the Company, the Issuer or the Shares or the offer and sale of the Shares, (b) it has had access to, and an adequate opportunity to review, financial and other information as it deems necessary to make its decision to purchase the Shares, (c) it has been offered the opportunity to ask questions of the Company and the Issuer and received answers thereto, including on the financial information, as it deemed necessary in connection with its decision to purchase the Shares; and (d) it has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares.

2.1.13Such Purchaser acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Such Purchaser acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

2.1.14Such Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of such Shares or made any findings or determination as to the fairness of an investment in such Shares.

2.1.15Such Purchaser represents and warrants that such Purchaser is not a person or entity named on the List of Specially Designated Nationals and Blocked Persons (“SDN List”) administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity otherwise blocked by any

OFAC sanctions program or the U.S. Department of State.  Such Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Purchaser is permitted to do so under applicable law.  Such Purchaser represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (as amended, the “BSA”), as amended by the USA PATRIOT Act of 2001 (as amended, the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that such Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act.  If Purchaser is not an individual, such Purchaser also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the SDN List.  Such Purchaser further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by such Purchaser and used to purchase such Shares were derived legally and in compliance with OFAC sanctions programs.

2.1.16If such Purchaser is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, such Purchaser represents and warrants that none of the Sellers, the Issuer, or any of their respective affiliates (collectively, the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold such Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer such Shares.

2.1.17If such Purchaser is a foreign person (as defined in 31 C.F.R. § 800.224) and is acquiring a substantial interest (as defined in 31 C.F.R. § 800.244) in the Issuer, no national or subnational government of a single foreign state has a substantial interest (as defined in 31 C.F.R. § 800.244) in such Purchaser.  Such Purchaser agrees that no Purchaser who is a foreign person (as defined in 31 C.F.R. § 800.224) will acquire control (as defined in 31 C.F.R. § 800.208) of the Issuer.

2.1.18Such Purchaser has, and on each date the Purchase Price would be required to be funded to the Paying Agent (as defined below) pursuant to Section 3 such Purchaser will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.

2.1.19Such Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including the Company, any of its affiliates or any of its or their respective control persons, officers, directors or employees), other than the representations and warranties of the Issuer and the Sellers expressly set forth in this Share Purchase Agreement and the information contained in the presentation dated April, 2021 made available to the Purchaser prior to the execution of this Share Purchase Agreement (the “Investor Presentation”), in making its investment or decision to invest in the Issuer.  Such Purchaser agrees that no other purchaser pursuant to any other purchase or subscription agreement or any other agreement related to the private placement of shares of the Issuer’s share capital (including the controlling persons, officers, directors, partners, agents or employees of any such purchaser) or the sale of any other Ordinary Shares by the Sellers shall be liable to such Purchaser pursuant to this Share Purchase Agreement or any such other agreement related to the private placement of shares of the Issuer’s share capital (including the controlling persons, officers, directors, partners, agents or employees of any such purchaser) or the sale of any other Ordinary Shares by the Sellers for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of such Shares hereunder.

2.1.20If such Purchaser is a Sponsor or an affiliate of the Sponsors, such Purchaser represents that it is purchasing Ordinary Shares in connection with the Transactions for investment purposes.

2.1.21Each Purchaser acknowledges and agrees that the Sellers, by virtue of their ownership of the Secondary Shares immediately prior to Closing of the Merger Agreement, may be entitled to Price Adjustment Shares and/or dividend distribution which record date precedes the Closing of the Merger Agreement (including immediately prior thereto and including the Additional Dividend), which shares or dividend may actually be distributed, paid or issued following the Closing, and in respect of which the Purchaser shall have no right or claim.

2.2Sellers’ Representations, Warranties and Agreements.  Each Seller, severally and not jointly, hereby represents and warrants to the Purchasers and the Issuer, and agrees with the Purchasers and the Issuer, in each case, as applicable, as of the date hereof and as of the Closing, as follows:

2.2.1If Seller is not an individual, such Seller has been duly formed or incorporated and is validly existing in good standing (if the concept of good standing is applicable) under the laws of its jurisdiction of incorporation or formation, with the power and authority and all authorization and approval required by law to enter into, deliver and perform its obligations under this Share Purchase Agreement with respect to its Secondary Shares. Such Seller is not bankrupt or insolvent and has not proposed a voluntary arrangement or made or proposed any arrangement or composition with such Seller’s creditors or any class of such creditors, and no petition in respect of any such arrangement or composition has been presented, and in each case, that would adversely affect the power or authority of such Seller to execute, deliver or perform the Transactions hereunder. The consummation of the Transaction hereunder shall not constitute a fraudulent transfer by such Seller under applicable bankruptcy and other similar laws relating to bankruptcy and insolvency of such Seller.  Such Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Share Purchase Agreement with respect to its Secondary Shares.

2.2.2Such Seller holds and is the sole record and beneficial owner of the Secondary Shares set forth on its signature page hereto.  Such Secondary Shares are held free and clear of all liens, charges, encumbrances, third party rights or other defects in title other than restrictions on transfer under applicable securities laws.

2.2.3This Share Purchase Agreement has been duly authorized, executed and delivered by such Seller and, assuming that this Share Purchase Agreement constitutes a valid and binding obligation of the other parties hereto, is enforceable against such Seller in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.2.4The execution, delivery and performance by such Seller of this Share Purchase Agreement (including compliance by such Seller with all of the provisions hereof), sale of such Seller’s Secondary Shares and the consummation of the transactions contemplated herein do not and will not (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the property or assets of such Seller or any of its subsidiaries, as applicable, pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Seller or any of its subsidiaries, as applicable, is a party or by which such Seller or any of its subsidiaries, as applicable, is bound or to which any of the property or assets of such Seller or any of its subsidiaries, as applicable, is subject, in each case, which would reasonably be expected to prevent or delay such Seller’s timely performance of its obligations under this Share Purchase Agreement (a “Seller Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of such Seller or any of its subsidiaries, as applicable, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Seller or any of its subsidiaries, as applicable, or any of their respective properties that would reasonably be expected to have a Seller Material Adverse Effect.

2.2.5Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 2.1 of this Share Purchase Agreement, no registration under the Securities Act and no prospectus approved under the Securities Law is required for the offer and sale of the Secondary Shares held by such Seller to the Purchasers.

2.2.6Neither such Seller, nor any person acting on such Seller’s behalf has, directly or indirectly, made any offers or sales of any securities of the Issuer or solicited any offers to buy any securities of the Issuer under circumstances that would require registration of the sale of the Secondary Shares under the Securities Act or the Securities Law.

2.2.7Concurrently with the execution of this Agreement, each Seller selling hereunder Secondary Shares that, on the date of this Agreement, are underlying options to purchase such share, has provided a duly executed irrevocable exercise notice to the Issuer.

2.3Issuer’s Representations, Warranties and Agreements.  The Issuer hereby represents and warrants to the Purchasers and agrees with the Purchasers, as of the date hereof and as of the Closing, as follows:

2.3.1The Issuer is a corporation duly organized and validly existing under the laws of the State of Israel, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Share Purchase Agreement.

2.3.2The Secondary Shares have been duly authorized, validly issued, fully paid and non-assessable and have not have been issued in violation of, or subject to any preemptive or similar rights created under, the Issuer’s amended and restated articles of association (the “Articles”) or similar constitutive agreements or the Laws of the State of Israel. There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Secondary Shares that have not been or will not be validly waived on or prior to the Closing.

2.3.3This Share Purchase Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Share Purchase Agreement constitutes a valid and binding obligation of the other parties hereto, is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.3.4The execution, delivery and performance of this Share Purchase Agreement (including compliance by the Issuer with all of the provisions hereof), the sale of the Secondary Shares and the consummation of the transactions contemplated herein do not and will not (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the property or assets of the Issuer or any of its subsidiaries, as applicable, pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries, as applicable, is a party or by which the Issuer or any of its subsidiaries, as applicable, is bound or to which any of the property or assets of the Issuer or any of its subsidiaries, as applicable, is subject, in each case, which would reasonably be expected to have a material adverse effect on the legal authority of the Issuer to enter into and perform its obligations under this Share Purchase Agreement (a “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or any of its subsidiaries, as applicable, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries, as applicable, or any of their respective properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.3.5As of the date of this Share Purchase Agreement, the authorized capital shares of the Issuer consists of (i) 3,558,540,631 Ordinary Shares of NIS 0.00001 par value per share (“Existing Ordinary Shares”) and (ii) 41,459,369 preferred shares of NIS 0.00001 par value per share (“Preferred Shares”).  As of the date of this Share Purchase Agreement: (i) 130,876,394 Existing Ordinary Shares are issued and outstanding and (ii) 41,459,369 Preferred Shares are issued and outstanding (consisting of 41,459,369 series A preferred shares of the Issuer, par value NIS 0.00001 per share).  Immediately prior to the Closing, the Preferred Shares will be converted to Ordinary Shares.

2.3.6Neither the Company nor the Issuer has entered into any side letter or similar agreement with any other investor (including any Other Purchaser or Other Seller) in connection with such investor’s direct or indirect investment in the Issuer (other than any side letter or similar agreement relating to the transfer to any investor of securities to be issued to the direct or indirect securityholders of the Issuer pursuant to the Merger Agreement).

2.3.7Neither the Issuer nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any securities of the Issuer or solicited any offers to buy any securities of the Issuer under circumstances that would adversely affect reliance by the Sellers on the “section 4(a)(1 1/2)” exemption under the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the sale of the Secondary Shares under the Securities Act.

2.3.8Neither the Issuer, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Shares and neither the Issuer, nor any person acting on its behalf has offered any of the Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.3.9The Issuer is classified as a Subchapter C corporation for U.S. federal income tax purposes.

2.3.10None of the Issuer or any of its subsidiaries are, or have ever been, a real property corporation (Igud Mekarke’in) within the meaning of this term under section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963.

2.3.11The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Share Purchase Agreement, other than in connection with rights of first refusal pursuant to the Articles (which rights have been waived on or prior to the date hereof by the parties entitled thereto) and/or filings (i) required by applicable state or federal securities laws, (ii) required in accordance with the Merger Agreement, (iii) required by the New York Stock Exchange (the “NYSE”) or The Nasdaq Stock Market (“NASDAQ”) and (iv) the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.3.12As of the Closing, the Issuer’s Ordinary Shares will be registered pursuant to section 12(b) of the Exchange Act and listed for trading on the NYSE or NASDAQ under the symbol “CLBT”.  There is no suit, action, proceeding or investigation pending or to the knowledge of the Issuer, threatened against the Issuer by the NYSE, NASDAQ or the Commission with respect to any intention by such entity to deregister the Ordinary Shares or prohibit or terminate the listing of Ordinary Shares on the NYSE or NASDAQ.

2.3.13Other than the Placement Agents, Issuer represents and warrants to the other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Share Purchase Agreement or the transactions contemplated hereby in such a way as to create any liability on any other parties hereto.

2.3.14The Issuer represents and warrants to each Purchaser that the information contained in the Investor Presentation is true and complete in all material respects, and that any changes to such information, including any changes to such information contained in the proxy statement or registration statement filed by the Issuer with respect to the Transactions will be immaterial.

2.3.15The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, or any of its subsidiaries, as applicable, (ii) any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries, as applicable, is a party or by which the Issuer or any of its subsidiaries, as applicable, is bound or to which any of the property or assets of the Issuer or any of its subsidiaries, as applicable, is subject or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries, as applicable, or any of their respective properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.3.16The Issuer is in compliance with all applicable laws, except where such non-compliance with not, individually or in the aggregate, be reasonably expected to have an Issuer Material Adverse Effect. The Issuer has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have an Issuer Material Adverse Effect.

2.3.17 The Issuer has not entered into any Share Purchase Agreement (or side letter or similar agreement in respect thereof) with any Other Purchaser or other Purchaser on terms (economic or otherwise) that are materially more favorable to such subscriber or investor than as set forth in this Share Purchase Agreement.

2.3.18Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, an Issuer Material Adverse Effect, there is no (i) investigation, action, suit, claim or other proceeding pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Issuer.

2.3.19Neither the Issuer nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Issuer or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

2.3.20Each of the Issuer and any of its directors and officers is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by OFAC, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States or (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

2.3.21(i) Each of the Issuer and any of its directors and officers has not engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction (including the U.S. Foreign Corrupt Practices Act of 1977, as amended), (ii) the Issuer maintains systems, policies and procedures designed to prevent violation of such laws, regulations and rules and (iii) no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator having jurisdiction over the Issuer, with respect to such laws, regulations and rules is pending and, to the Issuer’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

2.3.22A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Issuer with the Commission since its initial registration under the Exchange Act (the “SEC Documents”) is available to the undersigned via the Commission’s EDGAR system, which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents.  None of the SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that with respect to the information about the Issuer’s affiliates contained in the Schedule 14A and related proxy materials (or other SEC document) to be filed by the Issuer the representation and warranty in this sentence is made to the Issuer’s knowledge.  The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its initial registration of the Common Stock under the Exchange Act.  The financial statements of the Issuer included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Documents.

3.Settlement Date, Delivery and Closing.

3.1The closing of the Purchase contemplated hereby (the “Closing”) shall occur immediately prior (but, in any event, following a declaration of dividend which record date fixed at immediately prior to the Closing of the Merger Agreement) to or concurrently with the consummation of the Merger (the date of such Closing, the “Closing Date”).  At least five (5) Business Days prior to the date that the Issuer reasonably expects all conditions to the closing of the Merger to be satisfied, a written notice (the “Closing Notice”) shall be delivered from (or on behalf of) the Issuer to (a) each Seller, which shall include a schedule that sets forth (i) the number of Secondary Shares to be sold by each such Seller on a pro rata basis to each Purchaser (after giving effect to the Capital Restructuring) and (ii) the Secondary Purchase Price payable by each Purchaser in respect thereof, and (b) each Purchaser, which shall include (i) a schedule that sets forth the number of Secondary Shares to be purchased by each such Purchaser from each Seller on a pro rata basis (in each case, after giving effect to the Capital Restructuring), (ii) the aggregate purchase price payable on a pro rata basis in respect of the Shares to be acquired by such Purchaser (the “Purchase Price”), and (iii) wire instructions with respect to the Purchase Price to be paid by such Purchaser, which notice shall include a share transfer deed in customary form (the “Transfer Deed”) and an affiliate of loss of share certificate in customary form (“Affidavit of Loss”). The Transfer Deed will be in one form for all Sellers and Purchasers and will relate to all Secondary Shares, while indicating the allocation thereof among each Seller and Purchaser.  At least two (2) Business Days prior to the anticipated Closing Date: (a) each Purchaser shall deliver such Purchaser’s Purchase Price for the Shares, as set forth in the Closing Notice received by such Purchaser, by wire transfer of United States dollars in immediately available funds to the account(s) specified in the Closing Notice (the “Prepaid Funds”), together with a duly executed Transfer Deed, and (b) each Seller shall deliver to the Issuer a duly executed by the Seller (and, where relevant, the trustee holding on behalf of the Seller) Transfer Deed  together with the original share certificate(s) issued in respect of its respective Secondary Shares or an Affidavit of Loss. The Issuer is hereby irrevocably and unconditionally authorized to date the Transfer Deed as of the date of the Closing, and, if a Purchaser or a Seller fails to provide a duly executed Transfer Deed, to execute such deed on such Purchaser’s or Seller’s behalf (as applicable).  The Prepaid Funds shall be held by a Paying Agent appointed by the Issuer for the benefit of, and on behalf of, the Sellers (the “Paying Agent”) whereupon, subject to any withholding required under any applicable law and conditional upon receipt of a duly executed Transfer Deed or an Affidavit of Loss, each Seller (or any nominee of the Seller) shall receive from the Prepaid Funds an amount equal to the Secondary Purchase Price payable thereto as set forth in the Closing Notice delivered to each such Seller.  Upon Closing, and subject to satisfaction of the foregoing conditions with respect to payment set forth in this Section 3, the Shares shall be deemed delivered to each Purchaser and subsequently registered in book entry form in the name of each Purchaser (or its nominee in accordance with its delivery instructions) or to a custodian designated by such Purchaser, as applicable and as set forth on each Purchaser’s signature page hereto, on the Issuer’s share register (which book entry records shall contain an appropriate notation concerning transfer restrictions of the Shares, in accordance with applicable securities laws of the states of the United States and other applicable jurisdictions), and will provide to each such Purchaser evidence of such transfer from the Issuer’s transfer agent.

3.2Notwithstanding anything to the contrary in this Section 3 or elsewhere in this Agreement, any payments of consideration to Sellers whose shares were granted under section 102(b)(2) of the Israeli Income Tax Ordinance [New Version] 1961 (“Section 102” and “Section 102 Shares”), shall not be paid directly to such Sellers but shall be paid (by the Paying Agent) to the trustee appointed by the Issuer to serve as trustee of its equity plan under Section 102 (the “Section 102 Trustee”) and distributed by such Section 102 Trustee, subject to any applicable tax withholding and additional deductions as required including where applicable the deduction of the exercise price.

3.2.1Notwithstanding the foregoing, with respect to Israeli tax and in accordance with the undertaking provided by the Paying Agent to the Purchasers as required under section 6.2.4.3 of the Income Tax Circular 19/2018 (Transaction for Sale of Rights in a Corporation that includes Consideration that will be transferred to the Seller at Future Dates) (the “Paying Agent Undertaking”), the Secondary Purchase Price payable to each Seller (other than with respect to Section 102 Shares) shall be paid to, and retained by, the Paying Agent, in each case, for the benefit of each such Seller for a period of one-hundred eighty (180) days from the Closing Date or an earlier date if requested in writing by such Seller (the “Withholding Drop Date”) (during which time, unless requested otherwise by the Israel Tax Authority in writing, no payments shall be made by the Paying Agent to any Seller and no amounts for Israeli taxes shall be withheld from the payments deliverable pursuant to this Agreement, except as provided herein and during which time each Seller may obtain a Valid Tax Certificate (as defined below)).  If such Seller delivers a Valid Tax Certificate to the Paying Agent no later than three (3) Business Days prior to the Withholding Drop Date, then the deduction and withholding of any Israeli taxes shall be made only in accordance with the provisions of such Valid Tax Certificate and the balance of the payment that is not withheld shall be paid to such Seller.  If such Seller (i) does not provide the Paying Agent with a Valid Tax Certificate on or before a date which is three (3) business Days before the Withholding Drop Date or (ii) submits a written request to the Paying Agent to release such Seller’s Secondary Purchase Price prior to the Withholding Drop Date and fails to submit a Valid Tax Certificate no later than three (3)

Business Days before such time, then the Paying Agent shall withhold tax at the amount required under applicable Israeli law as determined by the Paying Agent and calculated in New Israeli Shekels, which amount shall be timely delivered or caused to be delivered to the Israel Tax Authority by the Paying Agent, and the balance of the payment that is not withheld shall be paid to such Seller; provided, any currency conversion commissions will be borne by such Seller and deducted from the Secondary Purchase Price to be remitted to such Seller.  For clarity, unless otherwise specified in this Agreement or as required by applicable law, all references to currency, monetary values and dollars set forth herein shall mean United States dollars and all payments hereunder shall be made in United States dollars.  Each party hereto agrees that to the extent this Agreement provides for any valuation, measurement or test as of a given date based on an amount specified in United States dollars and the subjects of such valuation, measurement or test are comprised of items or matters that are, in whole or in part, denominated in New Israeli Shekels (as in this Section 3.2.1), such New Israeli Shekel amounts shall be converted into United States dollars using the New Israeli Shekel to United States dollar exchange rate published by the Bank of Israel on the payment date of such payment. In this Section 3.2.1, a “Valid Tax Certificate” means a valid certificate, ruling or any other written instructions regarding Tax withholding, issued by the Israel Tax Authority in form and substance reasonably satisfactory to the Paying Agent that is applicable to the payments to be made to any Seller pursuant to this Agreement, stating that no withholding, or reduced withholding, of Israeli taxes is required with respect to such payment or providing any other instructions regarding such payment or withholding. Each Seller undertakes that all information provided, or to be provided, to the Purchasers, the Paying Agent or to the Israel Tax Authority, by or on behalf of a Seller for purposes of enabling Purchaser, the Paying Agent or the Israel Tax Authority to determine the amount of Tax to be deducted and withheld, if any, from the consideration payable to such Seller pursuant to this Agreement and for the Israel Tax Authority to issue a Valid Tax Certificate is and will be fully accurate and complete when provided. To the extent such taxes are so duly deducted and withheld, if any, and remitted to the Israel Tax Authority, such amounts shall be deemed, for all purposes, as having been paid to such Seller in connection with such Secondary Purchase Price and the Paying Agent shall promptly provide the applicable Seller with a document evidencing the amount so withheld and remitted to the Israel Tax Authority with respect to the payment made to such Seller.

3.3.1Each Seller and its respective heirs and successors shall bear and timely pay any and all taxes, including income taxes, transfer taxes, sale taxes, stamp taxes, excise taxes, documentary charges or other similar taxes, charges, fees or expenses, that may or will become payable by such Seller in connection with any amounts payable to such Seller and the transactions contemplated under this Agreement. Each Seller shall indemnify and hold the Issuer, Purchasers or Paying Agent, as applicable, harmless from and against any and all taxes, including, for the avoidance of doubt, any withholding taxes, and any interest, indexation charges, penalties, fines and other costs, imposed on the Issuer, the Purchasers or the Paying Agent, as applicable, with respect to the purchase of the Shares contemplated hereunder, and other losses, liabilities and damages (including reasonable legal fees) related to such taxes.

In the event that the consummation of the Merger does not occur within five (5) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Issuer, on behalf of the Sellers and itself, and the Purchasers, the Issuer shall cause the Paying Agent to promptly (but in no event later than eight (8) Business Days after the anticipated Closing Date specified in the Closing Notice) return the Purchase Price so delivered by each Purchaser by wire transfer in immediately available funds to the account specified by each Purchaser, and any book entries shall be deemed repurchased and cancelled.  Notwithstanding such repurchase, return or cancellation, each Purchaser acknowledges and agrees that (i) a failure to close on the anticipated Closing Date specified in the Closing Notice shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 3 to be satisfied or waived on or prior to the Closing Date and (ii) unless and until this Share Purchase Agreement is terminated in accordance with Section 4 herein, such Purchaser shall remain obligated (a) to redeliver funds to the Paying Agent, on behalf of the Sellers and the Issuer, following the Issuer’s delivery to such Purchaser of a new Closing Notice and (b) to consummate the Closing on the Closing Date and immediately following the consummation of the Merger.  For the purposes of this Share Purchase Agreement, “Business Day” means any day other than a Friday, Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York, Tel-Aviv, Israel, or the Cayman Islands.

3.4Conditions to Closing of the Purchasers.  Each Purchaser’s obligation to purchase the Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by such Purchaser, on or prior to the Closing Date, of each of the following conditions:

3.4.1The representations and warranties made by the Seller in Section 2.2 hereof and by the Issuer in Section 2.3 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality, Seller Material Adverse Effect or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality, Seller Material Adverse Effect or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of such date), but, in each case (x) without giving effect to consummation of the Transactions and (y) other than failures to be true and correct that would not result, individually or in the aggregate, in a Seller Material Adverse Effect or an Issuer Material Adverse Effect.

3.4.2The Issuer and the Sellers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Share Purchase Agreement to be performed, satisfied or complied with by the Issuer and the Sellers at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer and the Sellers to consummate the Closing.

3.4.3There shall not be in force any order, judgment or injunction by or with any governmental authority in the United States or Israel enjoining or prohibiting the consummation of the Purchase.

3.4.4There shall not have occurred any suspension of the Shares for sale or trading on the NYSE or NASDAQ and, to the Company’s knowledge, no proceedings for any such purpose shall have been initiated or threatened.

3.4.5The Transactions set forth in the Merger Agreement shall have been or will be consummated concurrently with the Closing (it being understood that in the event such Transactions have not been or would not reasonably be expected to be consummated due to the assertion by the Company that any of the conditions set forth in Section 7.03 of the Merger Agreement has not been or would not be satisfied, the Issuer acknowledges and agrees that the Purchaser shall not have any obligation to consummate the Closing or any liability with respect thereto; provided that, subject to Section 4 hereof, if the Issuer and the Company subsequently consummate the Transaction, the foregoing shall no longer apply); and the terms of the Merger Agreement (including the conditions thereto) shall not have been amended, and the Company shall not have waived any such term, in a manner that is materially adverse to any Purchaser (in its capacity as such).

3.4.6Each Other Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Share Purchase Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing.

3.4.7There shall have been no amendment, waiver or modification to any other Share Purchase Agreement that materially benefits any Other Purchaser thereunder unless the Purchaser has been offered substantially the same benefits.

3.5Conditions to Closing of the Sellers and the Issuer.  Each Seller’s obligation to sell such Secondary Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by such Seller and, if applicable, the Issuer, on or prior to the Closing Date, of each of the following conditions:

3.5.1The Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Share Purchase Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Purchasers to consummate the Closing.

3.5.2There shall not be in force any order, judgment or injunction by or with any governmental authority in the United States, Israel or the Cayman Islands enjoining or prohibiting the consummation of the Purchase.

4.Termination.  This Share Purchase Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of

(i) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Share Purchase Agreement, (iii) if any of the conditions to Closing set forth in Section 3.4 or Section 3.5 are not satisfied or waived by the party entitled to grant such waiver on or prior to the Closing and, as a result thereof, the transactions contemplated by this Share Purchase Agreement are not consummated at the Closing, and (iv) if the Closing shall not have occurred on or before Friday October 8, 2021; provided, that (a) Section 3.2 shall survive any termination of this Agreement that occurs following the funding by any Purchaser of the Purchase Price payable thereby in accordance with the terms and conditions of Section 3.1, and (b) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.  The Issuer shall notify the Sellers and the Purchasers of the termination of the Merger Agreement promptly after the termination of such agreement.

5.Miscellaneous.

5.1Further Assurances.  At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Transactions as contemplated by this Share Purchase Agreement (including, without limitation, executing and delivering required consents, documents, share transfer deeds and instructions letter to the transfer agent). Following the Closing, if requested, each party shall cooperate with any reasonable request by the Issuer for the purpose of giving full force and effect to the Transactions.  Each of the Sellers hereby irrevocably appoints the Issuer as its attorney in fact for the purpose of doing any of the actions referenced in this Section 5.1.

5.1.1Each Purchaser acknowledges that the Sellers, the Issuer, the Company and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties made by such Purchaser contained in this Share Purchase Agreement. The Issuer acknowledges that the Purchasers will rely on the acknowledgments, understandings, agreements, representations and warranties made by the Issuer contained in this Share Purchase Agreement.  Prior to the Closing, (a) each Purchaser agrees to promptly notify the Sellers and the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties made by such Purchaser set forth herein are no longer accurate in all material respects and (b) the Issuer agrees to promptly notify the Purchasers if any of the acknowledgments, understandings, agreements, representations and warranties made by the Issuer set forth herein are no longer accurate in all material respects.  Each of the Issuer, each Seller and each Purchaser further acknowledges and agrees that each Placement Agent is a third-party beneficiary of the representations, warranties and covenants of each of such parties contained in this Share Purchase Agreement to the extent such representations, warranties and covenants relate to such Placement Agent.

5.1.2Each of the Sellers, the Purchasers, the Issuer and the Company is irrevocably authorized to produce this Share Purchase Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

5.1.3The Sellers or the Issuer may request from each Purchaser such additional information as the Sellers or the Issuer may deem necessary to evaluate the eligibility of such Purchaser to acquire such Shares, and such Purchaser shall promptly provide such information as may be reasonably requested, to the extent within Purchaser’s possession and control and consistent with internal policies and procedure; provided, that, Sellers and Issuer agree to keep any such information provided by Purchaser confidential except as required by law.

5.1.4Each party shall pay all of its own expenses in connection with this Share Purchase Agreement and the transactions contemplated herein, provided, however, that the Company shall pay any and all amounts owing to the Placement Agents pursuant to the Engagement Letter dated as of March 1, 2021 (as amended from time to time in accordance with its terms).

5.1.5Each Purchaser, each Seller and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Share Purchase Agreement on the terms and conditions described therein no later than immediately following the consummation of the Merger (including, without limitation, executing and delivering required consents, documents, share transfer deeds and instructions letter to the transfer agent).

5.1.6[Reserved].

5.1.7The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by each Purchaser in connection with a bona fide margin agreement, provided such pledge and any subsequent transfer in connection with a foreclosure related to such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and such Purchaser effecting a pledge of Shares shall not be required to provide Issuer with any notice thereof; provided, however, that neither Issuer or their counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge or any subsequent transfer in connection with a foreclosure related to such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by Issuer, which comments shall be considered in good faith by the Issuer, such Purchaser and its applicable pledgee.

5.2Notices.  Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

5.2.1if to a Purchaser, to such address or addresses of such Purchaser set forth on such Purchaser’s signature page hereto;

5.2.2if to a Seller, to such address or addresses of such Seller set forth on such Seller’s signature page hereto;

5.2.3if to the Issuer, to:

Cellebrite DI Ltd.

Attention:Dana Gerner, Chief Financial Officer
Email:Dana.Gerner@cellebrite.com

with a copy (which shall not constitute notice) to:

White & Case LLP

Attention: Colin Diamond

Tali Sealman

Email: cdiamond@whitecase.com

tsealman@whitecase.com

if to the Company, to:

TWC Tech Holdings II Corp.

Attention: Rufina Adams, Chief Financial Officer
E-mail:rufina@truewindcapital.com

with a copy to (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
Attention: Mark Brod
E-mail:mbrod@stblaw.com

and

Simpson Thacher & Bartlett LLP
Attention: Naveed Anwar
E-mail:naveed.anwar@stblaw.com

5.3Entire Agreement.  This Share Purchase Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

5.4Modifications and Amendments.  This Share Purchase Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the Issuer, on the one hand; provided, that (x) any amendment, modification, supplement or waiver of this Share Purchase Agreement that would result in any Seller (an “Amending Seller”) receiving terms and conditions that are materially more advantageous than the terms and conditions applicable to the other Sellers signatories hereto shall require the prior written consent of the holders of a majority of the Secondary Shares (other than the Secondary Shares held by the Amending Seller) and (y) any amendment, modification, supplement or waiver of this Share Purchase Agreement that would result in any Purchaser (an “Amending Purchaser”) receiving terms and conditions that are materially more advantageous than the terms and conditions applicable to the Other Purchasers signatories hereto shall require the prior written consent of each Other Purchaser, and the Seller or the Purchaser, as applicable, requesting an amendment, modification, supplement or waiver of this Share Purchase Agreement or as to which any such amendment, modification, supplement or waiver is sought, on the other hand.

5.5Assignment.  Neither this Share Purchase Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including each Purchaser’s rights to purchase Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto (other than such Shares acquired hereunder, if any, and then only in accordance with this Share Purchase Agreement).  Notwithstanding the foregoing, each Purchaser may assign some or all of its rights and obligations under this Share Purchase Agreement to (i) any fund or account managed or advised by the same investment manager or investment adviser as such Purchaser or by an affiliate of such investment manager (which shall include any Person in which such investment manager holds 50% or more of such Person’s voting securities) without the prior consent of the other parties hereto or (ii) to any parent, subsidiary or other affiliate of such Purchaser; provided that (x) prior to such assignment, any such assignee shall agree in writing to be bound by the terms hereof and (y) no such assignment shall relieve such Purchaser of its obligations hereunder.

5.6Benefit.  Except as otherwise provided herein, this Share Purchase Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.  This Share Purchase Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

5.7Governing Law.  This Share Purchase Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Share Purchase Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Share Purchase Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

5.8Consent to Jurisdiction; Waiver of Jury Trial.  Each of the parties irrevocably consents to the exclusive jurisdiction and venue of any New York State or U.S. federal court located in the County of New York, New York (and any appellate courts thereof) (collectively, the “Chosen Courts”), in connection with any dispute related to this agreement or any matters contemplated hereby.  Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen

Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper.  Each party hereby consents to service of process in any such proceeding in any manner permitted by New York law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process.  Notwithstanding the foregoing in this Section 5.8, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts.

THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT SHALL IN NO WAY OFFSET THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY IS WAIVED.

5.9Severability.  If any provision of this Share Purchase Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Share Purchase Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

5.10Waiver. Each Purchaser agrees that none of the Placement Agents shall be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the private placement. On behalf of itself and its affiliates, each Purchaser releases the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the private placement. No Purchaser shall commence any litigation or bring any claim against any of the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, the private placement. This undertaking is given freely and after obtaining independent legal advice.

5.11No Waiver of Rights, Powers and Remedies.  No failure or delay by a party hereto in exercising any right, power or remedy under this Share Purchase Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party.  No single or partial exercise of any right, power or remedy under this Share Purchase Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies.  No notice to or demand on a party not expressly required under this Share Purchase Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.12Remedies.

5.12.1The parties agree that irreparable damage would occur if this Share Purchase Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage.  It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Share Purchase Agreement and to enforce specifically the terms and provisions of this Share Purchase Agreement in an appropriate court of competent jurisdiction as set forth in Section 5.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages.  The right to specific enforcement shall include the right of the Sellers or the Issuer, on one hand, to cause each Purchaser, and the Purchasers, on the other hand, to cause the Sellers and the Issuer, to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Share Purchase Agreement.  The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 5.12 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

5.12.2The parties acknowledge and agree that this Section 5.12 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Share Purchase Agreement.

5.13Survival of Representations and Warranties.  All representations and warranties made by each of the parties hereto in this Share Purchase Agreement shall survive the Closing, even if for any reason the Closing does not occur immediately following the consummation of the Merger, in which case all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Merger and remain in full force and effect.

5.14Headings and Captions.  The headings and captions of the various subdivisions of this Share Purchase Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.15Counterparts.  This Share Purchase Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5.16Construction.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.  The words “this Share Purchase Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Share Purchase Agreement as a whole and not to any particular subdivision unless expressly so limited.  The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance.  If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.  All references in this Share Purchase Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof (it being understood that the number of Shares and Purchase Price per Share set forth in this Share Purchase Agreement assumes that the Issuer has effected the Capital Restructuring prior to the Effective Time in order to cause the value of each Ordinary Share to equal $10.00, and no further adjustment shall be required on account of such Capital Restructuring).

5.17Mutual Drafting.  This Share Purchase Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

6.Cleansing Statement; Consent to Disclosure.

The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Share Purchase Agreement, issue one (1) or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and the Transactions.  From and after the publication of the Disclosure Document, the Purchaser shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Share Purchase Agreement and the Transactions, and Purchaser shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Issuer, the Placement Agents, or any of their affiliates in connection with the Transactions; provided, that the foregoing shall not apply to the Sponsors.

Each Purchaser hereby consents to the disclosure in the Form 8-K filed by the Company with the Commission  in connection with the execution and delivery of the Merger Agreement and the Proxy Statement (and, as and to the extent otherwise required by the federal securities laws or the Commission  or any other securities authorities, any other documents or communications provided by the Issuer or the Company to any governmental authority or to securityholders of the Issuer or the Company) of such Purchaser’s identity and beneficial ownership of its Shares and the nature of such Purchaser’s commitments, arrangements and understandings under and relating to this Share Purchase Agreement and, if deemed appropriate by the Issuer or the Company, a copy of this Share Purchase Agreement; provided that, in the case of such disclosures by the Issuer or the Company, the Issuer or Company, as applicable, shall provide each Purchaser with prior written consent (including by e-mail) of such permitted disclosure, and shall reasonably consult with such Purchaser regarding such disclosure, in each case, to the extent such disclosure specifically names such Purchaser.  Other than as required by any laws, rules or regulations (including, without limitation, securities laws, rules or regulations), at the request of the staff of the Commission or any regulatory agency or as set forth in the immediately preceding sentence, without Purchaser’s prior written consent (including by email), neither the Issuer nor the Company shall, and shall cause their respective officers, directors, affiliates, and agents (including the Placements Agents) not to, publicly disclose the name of any Purchaser or any of its affiliates or investment advisers (i) in any press release or marketing materials or (ii) in any filing with the Commission or any regulatory agency or trading market other than as set forth above, except to the Sellers’ and the Issuer’s securityholders, lawyers, independent accountants and other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential.  Each Purchaser will promptly provide any information reasonably requested by the Issuer or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

7.Trust Account Waiver.  Notwithstanding anything to the contrary set forth herein, each Purchaser and each Seller acknowledges that it has read the Investment Management Trust Agreement, dated as of September 10, 2020, by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, and understands that the Company has established the trust account described therein (the “Trust Account”) for the benefit of the Company’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein.  Each Purchaser and each Seller further acknowledges and agrees that the Company’s sole assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders.  Accordingly, each Purchaser and each Seller (on behalf of itself and its affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account, any trustee of the Trust Account and the Company to collect from the Trust Account any monies that may be owed to them by the Company or any of its affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including for any knowing and intentional material breach by any of the parties to this Share Purchase Agreement of any of its representations or warranties as set forth in this Share Purchase Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Share Purchase Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Share Purchase Agreement; provided, however, that nothing in this Section 7 shall be deemed to limit any Purchaser’s or any Seller’s right, title, interest, or claim to the Trust Account by virtue of such Person’s record or beneficial ownership of securities of the Company acquired by any means, other than pursuant to this Share Purchase Agreement, including any redemption right with respect to any such securities of the Company.  In the event any Purchaser or any Seller has any Claim against the Company under this Share Purchase Agreement, such Person shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account.  This Section 7 shall survive the termination of this Share Purchase Agreement for any reason.

8.Rule 144.  From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow any Purchaser to sell its Shares to the public without registration are available to holders of the Issuer’s Ordinary Shares and until the third (3rd) anniversary of the Closing Date, the Issuer shall, at its expense:

make and keep public information available, as those terms are understood and defined in Rule 144;

use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable each Purchaser to sell its Shares under Rule 144 for so long as such Purchaser holds any Shares;

furnish to each Purchaser, promptly upon such Purchaser’s reasonable request, (i) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer, and (iii) such other information as may be reasonably requested to permit such Purchaser to sell such securities pursuant to Rule 144 without registration; and

if, in the opinion of counsel to the Issuer, it is permissible to remove the restrictive legend from the Shares pursuant to Rule 144 under the Securities Act, then at a Purchaser’s request, the Issuer will request its transfer agent to remove the legend set forth in Section 2.1.5.

The obligations of each Purchaser under this Share Purchase Agreement are several and not joint with the obligations of any Other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any Other Purchaser or the Issuer under the Merger Agreement.  The decision of each Purchaser to purchase Shares pursuant to this Share Purchase Agreement has been made by such Purchaser independently of any other Purchaser, Other Purchaser or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer, the Company or any of their respective subsidiaries which may have been made or given by any other Purchaser, Other Purchaser or investor or by any agent or employee of any other Purchaser, Other Purchaser or investor, and neither such Purchaser nor any of its agents or employees shall have any liability to any other Purchaser, Other Purchaser or investor (or any other Person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in the Merger Agreement, and no action taken by any Purchaser, any investor or the Issuer hereunder or thereunder, shall be deemed to constitute any Purchaser, the other investors or the Issuer as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any Purchaser, the other investors or the Issuer are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Share Purchase Agreement or the Merger Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Share Purchase Agreement, and it shall not be necessary for any other Purchaser, Other Purchaser or investor to be joined as an additional party in any proceeding for such purpose.

Each of the Sellers and the Issuer hereby acknowledges and agrees that (a) the Placement Agents are acting solely as placement agents on behalf of the Issuer and the Company (collectively, the “Companies” and singularly, each a “Company”) in connection with the Secondary Transactions and are not acting as placement agents on behalf of any Sellers, and are not acting as underwriters or in any other capacity and are not and shall not be construed as a fiduciary for any Seller, the Companies or any other person or entity in connection with the Secondary Transaction, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character, to any Seller or either Company, (c) the Placement Agents have not provided any communication, advice or recommendation in connection with the Secondary Transactions to any Seller or either Company, (d) neither Placement Agent will have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Secondary Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Companies or the Secondary Transactions, and (e) neither Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by either Company or any Seller, or any other person or entity), whether in contract, tort or otherwise, to the Seller or the Companies, or to any person claiming through a Seller or a Company, in respect of the Secondary Transactions.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer, the Company, each such Seller and each such Purchaser has executed or caused this Share Purchase Agreement to be executed by its duly authorized representative as of the date first set forth above.

ISSUER:

CELLEBRITE DI LTD.

By:

Name:

Title:

IN WITNESS WHEREOF, each of the Issuer, the Company, each such Seller and each such Purchaser has executed or caused this Share Purchase Agreement to be executed by its duly authorized representative as of the date first set forth above.

COMPANY:

TWC TECH HOLDINGS II CORP.

By:

Name:

Title:

SELLER:

[SELLER]

By:

Name:

Title:

Number of Ordinary Shares*:

Address:

* the Seller may currently hold preferred shares which will convert to ordinary shares at Closing. In such a case, the “Number of Ordinary Shares” sets forth the number of ordinary shares to be sold by the Seller immediately following such conversion.

If the registered shareholder is 102 TRUSTEE:

ESOP Management and Trust Services Ltd.

By:

Name:

Title:

Accepted and agreed this 8th day of April, 2021.

PURCHASER:

Signature of Purchaser:Signature of Joint Purchaser, if applicable:

By: /s/ Jawad A. Ahsan By:

Name: Name:

Title: Title:

Date: April 8, 2021

Name of Purchaser:Name of Joint Purchaser, if applicable:

Axon Enterprise, Inc.

(Please print. Please indicate name and(Please Print. Please indicate name and capacity of person signing above)capacity of person signing above)

Name in which securities are to be registered
(if different from the name of Purchaser listed directly above):

Email Address:

If there are joint investors, please check one:

◻	Joint Tenants with Rights of Survivorship
◻	Tenants-in-Common
◻	Community Property

Purchaser’s EIN:  Purchaser’s EIN:

Business Address-Street:Mailing Address-Street (if different):

City, State, Zip: City, State, Zip:

Attn: Attn:

Telephone No.: Telephone No.:

Facsimile No.:  Facsimile No.:

Aggregate Number of Shares subscribed for:

Aggregate Purchase Price: $90,000,000

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the Closing Notice. The aggregate Purchase Price assumes that the Issuer has effected the Capital Restructuring.

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF PURCHASER

A.QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

1.◻We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.◻We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.◻We are an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.”

2.oWe are not a natural person.

*** AND ***

C.	QUALIFIED ISRAELI INVESTOR STATUS (for Israeli investors only – please check the applicable box):
1.

Are you an investor in one of the categories listed in the First  Addendum to the Israeli Securities Law, 5728-1968, and listed on page I-8,  such an investor being referred to in this Questionnaire as a “Qualified Israeli Investor”?

◻ Yes◻ No

2.	Please specify the category listed in the First Addendum to the Israeli Securities Law, 5728-1968, to which you belong, by completing page I-8 below.

*** AND ***

D.	AFFILIATE STATUS (Please check the applicable box)

PURCHASER:

◻	is:

◻	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

“QUALIFIED INSTITUTIONAL BUYER” STATUS

The Purchaser is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Purchaser  (Please check the applicable subparagraphs):

◻	The Purchaser is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Purchaser and:
◻	is an insurance company as defined in section 2(a)(13) of the Securities Act;
◻

is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

◻

is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”) or any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act of 1972 (“Consolidated Farm and Rural Development Act”);

◻	is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;
◻	is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);
◻

is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

◻	is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);
◻

is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, limited liability company, or Massachusetts or similar business trust;

◻	is an investment adviser registered under the Investment Advisers Act; or

◻	is an institutional accredited investor, as defined below, that does not qualify for any other category of “Qualified Institutional Buyer” listed herein.
◻

The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Purchaser;

◻	The Purchaser is a dealer registered pursuant to section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;
◻

The Purchaser is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies[1] which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Purchaser or are part of such family of investment companies;

◻	The Purchaser is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or
◻

The Purchaser is a as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Purchaser and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

[1]

“Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor).

Rule 501(a)(1), (2), (3) or (7) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Purchaser has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Purchaser and under which Purchaser accordingly qualifies as an institutional “accredited investor.”

◻	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;
◻	Any broker or dealer registered pursuant to section 15 of the Exchange Act;
◻	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;
◻	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;
◻	Any insurance company as defined in section 2(a)(13) of the Securities Act;
◻	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;
◻	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;
◻	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
◻	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
◻	Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;
◻	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;
◻	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

◻	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

“QUALIFIED ISRAELI INVESTOR” STATUS

The Purchaser is a “Qualified Israeli Investor” if it is a person that: (a) (i) with respect to an individual, an individual who is a citizen of Israel or resides in Israel (permanently or temporarily and including for tax purposes), or (ii) with respect to an entity, an entity that is incorporated or registered in Israel, and (b) meets any one of the following categories at the time of the sale of securities to the Purchaser (Please check the applicable subparagraphs):

For entities:

◻	A joint investment fund within the meaning of the Joint Investments in Trust Law, 5754-1994, or the manager of such a fund;
◻	A provident fund or the manager of such a fund within the meaning of the Control of Financial Services Law (Provident Funds), 5765-2005;
◻	An insurance company as defined in the Supervision of Insurance Business Law, 5741-1981;
◻	A banking corporation or a supporting corporation within the meaning of the Banking (Licensing) Law, 5741-1981, with the exception of a joint services company, purchasing for its own account or for the accounts of clients who are listed in Section 15A(b) of the Israeli Securities Law, 5728-1968 as Qualified Israeli Investors;
◻	A portfolio manager within the meaning of Section 8(b) of the Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 5755-1995, purchasing for its own account or for the accounts of clients who are Qualified Israeli Investors;
◻	A investment advisor or a licensed investment marketer within the meaning of Section 7(c) of the Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 5755-1995, purchasing for its own account;
◻	A member of the Tel Aviv Stock Exchange, purchasing for its own account or for the accounts of clients who are Qualified Israeli Investors;
◻	An underwriter that satisfies the criteria prescribed in Section 56(c) of the Israeli Securities Law, 5728-1968, purchasing for its own account;
◻	A venture capital fund (defined for this purpose as an entity whose principal activity is investing in entities that are engaged primarily in research and development, or in the manufacture of innovative products and processes, with an unusually high investment risk);
◻	An entity that is wholly owned by Qualified Israeli Investors; or
◻	An entity, except for an entity that was incorporated for the purpose of investing in securities in a specific offering, whose shareholders equity exceeds NIS 50 million.

For individuals:

◻	Total Liquid Assets[2] in excess of NIS 8,095,444; or
◻	Income in each of the last two years in excess of NIS 1,214,317, or Immediate Family[3] income in each of the last two years in excess of NIS 1,821,475; or
◻	Total Liquid Assets in excess of NIS 5,059,652 and either (x) income in each of the last two years in excess of NIS 607,158 or (y) Immediate Family income in each of the last two years in excess of NIS 910,737.

2 “Liquid Assets” means cash, bank deposits and “financial assets” within the meaning of the Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 5755-1995.

3 “Immediate Family” means the individual and his/her family members who live with him/her, who support him/her or who are supported by him/her.

ANNEX A

This Registration Rights Agreement is entered into as of the date first written above as part of the Share Purchase Agreement by and among the Purchasers who have executed a signature page hereto and the Issuer.

WHEREAS, the Purchasers desire to purchase the Ordinary Shares subject to the terms and conditions of the Share Purchase Agreement and in connection with the Transactions contemplated by the Merger Agreement; and

WHEREAS, the Purchasers wish to receive, and the Issuer wishes to provide, certain registration rights with respect to the Ordinary Shares to be acquired by the Purchasers pursuant to the Share Purchase Agreements.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.Registration Statement.

1.1The Issuer agrees that, within thirty (30) calendar days after the closing of the Transactions (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Ordinary Shares to be sold to the Purchasers under the Share Purchase Agreements (the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the closing of the Transactions and (ii) the 5th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Ordinary Shares of each Purchaser in the Registration Statement are contingent upon each such Purchaser furnishing in writing to the Issuer such information regarding such Purchaser, the securities of the Issuer held by such Purchaser and the intended method of disposition of such Ordinary Shares as shall be reasonably requested by the Issuer to effect the registration of such Purchaser’s Ordinary Shares, and each such Purchaser shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder.  The Issuer will provide a draft of the Registration Statement to such Purchaser for review at least two (2) business days in advance of the filing of the Registration Statement. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 1.1.

1.2At any time and from time to time when an effective Registration Statement is on file with the Commission, each Purchaser of Ordinary Shares for an aggregate Purchase Price greater than or equal to $75 million (a “Demanding Holder”) may make one (1) written demand to elect to sell all or any part of such Demanding Holder’s Ordinary Shares pursuant to an Underwritten Offering pursuant to the

Registration Statement, which written demand shall describe the amount and type of securities to be included in such Underwritten Offering and the intended method(s) of distribution thereof, provided that the Issuer shall only be obligated to effect an Underwritten Offering if the total offering price of the Ordinary Shares proposed to be sold by the Demanding Holder is reasonably expected to exceed $25.0 million.  The Demanding Holder shall make such election by delivering to the Issuer a written request (an “Underwriting Request”) for such Underwritten Offering specifying the number of Ordinary Shares that the Demanding Holder desires to sell pursuant to such Underwritten Offering. The Demanding Holder shall have the right to select the Underwriters in connection with any block trade, and the Demanding Holder and the Issuer shall jointly select the Underwriters for any other Underwritten Offering (which, in each case, shall consist of one or more reputable internationally recognized investment banks).  The Issuer shall use its reasonable best efforts to effect such Underwritten Offering, including the filing of any prospectus supplement or any post-effective amendments and otherwise taking any action necessary to include therein all disclosure and language deemed necessary or advisable to enable the Demanding Holder to consummate the disposition of such Holder’s Ordinary Shares. “Underwritten Offering” shall mean an offering pursuant to the Registration Statement in which Ordinary Shares are sold to an Underwriter in a firm commitment underwriting for distribution to the public. “Underwriter” shall mean a securities dealer who purchases any Ordinary Shares as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

1.3The Issuer shall, upon reasonable request, inform each Purchaser as to the status of the registration effected by the Issuer pursuant to this Registration Rights Agreement.  At its expense the Issuer shall:

1.3.1except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to the Purchasers, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) the Purchasers cease to hold any Ordinary Shares, (ii) the date all Ordinary Shares held by the Purchasers may be sold without restriction under Rule 144, including any volume and manner of sale restrictions under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) three (3) years from the Effectiveness Date of the Registration Statement;

1.3.2advise each Purchaser as expeditiously as possible, but in any event within five (5) Business Days:

(a)when the Registration Statement or any post effective amendment thereto has become effective;

(b)of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose; and

(c)of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Ordinary Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising a Purchaser of such events, provide such Purchaser with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to such Purchaser of the occurrence of the events listed in (a) through (c) above constitutes material, nonpublic information regarding the Issuer;

1.3.3use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

1.3.4upon the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Ordinary Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

1.3.5use its commercially reasonable efforts to cause all Ordinary Shares to be listed on each securities exchange or market, if any, on which the Issuer’s Ordinary Shares are then listed.

1.4In connection with any Underwritten Offering, the Issuer shall use its commercially reasonable efforts to effect such Registration Statement to permit the sale of such Ordinary Shares in accordance with the intended plan of distribution thereof, and pursuant thereto the Issuer shall, as soon as reasonably practicable:

1.4.1prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the prospectus contained therein, as may be reasonably requested by the Demanding Holder or any Underwriter or as may be required by the rules, regulations or instructions applicable to the registration form used by the Issuer or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Ordinary Shares to be sold in such Underwritten Offering are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the prospectus contained therein;

1.4.2at least two (2) Business Days prior to filing a Registration Statement or prospectus supplement thereto, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Demanding Holder, and such Demanding Holder’s legal counsel, if any, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Underwriters and the Demanding Holder or the legal counsel for any such Demanding Holder may request in order to facilitate the disposition of the Ordinary Shares owned by such Demanding Holder; provided that for the avoidance of doubt, in no event shall the Company be required to delay a filing due to a late request for additional documents;

1.4.3prior to any public offering of Ordinary Shares, use its commercially reasonable efforts to (i) register or qualify the Ordinary Shares covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Demanding Holder (in light of their intended plan of distribution) may reasonably request (or provide evidence satisfactory to such Demanding Holder that such sales are exempt from such registration or qualification) and (ii) take such action necessary to cause such Ordinary Shares to be registered with or approved by such other governmental entities as may be necessary by virtue of the business and operations of the Issuer and do any and all other acts and things that may be necessary or advisable to enable the Demanding Holder to consummate the disposition of such Ordinary Shares in such jurisdictions; provided, however, that the Issuer shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

1.4.4in each of the following cases to the extent customary for a transaction of its type, permit the Demanding Holder, the Underwriters or other financial institutions facilitating such Underwritten Offering, if any, and any attorney, consultant or accountant retained by the Demanding Holder or Underwriters to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Issuer’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Underwritten Offering; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements in form and substance reasonably satisfactory to the Issuer, prior to the release or disclosure of any such information;

1.4.5cause the Issuer’s independent registered public accounting firm to provide to the Underwriters a customary “cold comfort” letter;

1.4.6on the date the Ordinary Shares are delivered for sale pursuant to such Underwritten Offering, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Issuer for the purposes of the Underwritten Offering, addressed to the Underwriters, if any, covering such legal matters with respect to the Underwritten Offering in respect of which such opinion is being given as the Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

1.4.7enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

1.4.8use its commercially reasonable efforts to make available senior executives of the Issuer to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

1.4.9otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Demanding Holder in connection with such Registration.

1.5Notwithstanding anything to the contrary in the Share Purchase Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Purchasers not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes, upon the advice of legal counsel (which may be in house legal counsel), would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel (which may be in house legal counsel), to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve (12) month period.  Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Purchaser agrees that (i) it will immediately discontinue offers and sales of its Ordinary Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Purchaser receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena.  If so directed by the Issuer, each Purchaser will deliver to the Issuer or, in such Purchaser’s sole discretion destroy, all copies of the prospectus covering the Ordinary Shares in such Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Ordinary Shares shall not apply (i) to the extent such Purchaser is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self regulatory or professional requirements or (b) in accordance with a bona fide pre existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back up.

1.6The Issuer shall, notwithstanding any termination of this Registration Rights Agreement or the Share Purchase Agreement, indemnify, defend and hold harmless each Purchaser (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, shareholders, affiliates, employees and investment advisers of each Purchaser, each person who controls such Purchaser (within the meaning of section 15 of the Securities Act or section 20 of the Exchange Act), and the officers, directors, partners, members, managers, shareholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Issuer of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Registration Rights Agreement, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Issuer by such Purchaser expressly for use therein.

The Issuer shall notify each Purchaser promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Registration Rights Agreement and the Share Purchase Agreement of which the Issuer is aware.  The indemnity under this Section 1.4 shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by any Purchaser.

1.7Each Purchaser shall, severally and not jointly with any other selling shareholder named in the Registration Statement, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, each person who controls the Issuer (within the meaning of section 15 of the Securities Act and section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Issuer by such Purchaser expressly for use therein.  In no event shall the liability of any Purchaser be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Ordinary Shares giving rise to such indemnification obligation.

[Remainder of page left intentionally blank]

ANNEX B

Purchaser Share Allocations

Purchaser	Purchase Price	Purchased Ordinary Shares
Axon	$90,000,000.00	9,000,000
Light Street	$45,000,000.00	4,500,000
Isomer Partners	$40,000,000.00	4,000,000
Park West	$27,500,000.00	2,750,000
Makena	$25,000,000.00	2,500,000
Crosslink	$20,000,000.00	2,000,000
Migdal	$14,000,000.00	1,400,000
Crescent Park	$10,000,000.00	1,000,000
True Wind Capital	$10,000,000.00	1,000,000
Alaris	$8,500,000.00	850,000
Phoenix	$5,000,000.00	500,000
West Coast Equity Partners	$5,000,000.00	500,000